Exhibit 99.1

PDL BioPharma Names Dr. Jill Jene Vice President, Business Development

INCLINE VILLAGE, Nev. (May 21, 2018) - PDL BioPharma, Inc. (“PDL” or “the Company”) (NASDAQ: PDLI) announces the appointment of Jill M. Jene, Ph.D. as Vice President, Business Development. Dr. Jene will lead the efforts to add healthcare assets to PDL’s portfolio of products and companies. She will report to PDL President, Dominique Monnet.

“Jill brings to PDL more than 20 years of biopharmaceutical business development experience and an exceptional track-record of success spanning more than $3 billion in licensing and M&A transactions,” said Mr. Monnet. “We look forward to her expertise in identifying opportunities and creating novel deal structures that support our goal of increasing shareholder value by expanding our portfolio of biopharmaceutical companies and products. Jill is exceptionally qualified to fill this critical position, and we are delighted to welcome her to PDL.”

“PDL has the managerial expertise and the balance sheet to capitalize on a range of acquisitions and product opportunities that fit its strategic objectives,” said Dr. Jene. “I’m excited to be working with the PDL team to generate a pipeline of qualified targets and to consummate transactions that expand the Company’s portfolio.”

Prior to PDL, Dr. Jene was Senior Vice President, Business Development at twoXAR, where she revamped the business development process, generated a pipeline of opportunities and negotiated deal terms for collaborations, spinouts and licenses. Previously, she was with Depomed for 11 years rising to Vice President, Business Development. At Depomed she was instrumental in closing more than 20 transactions, including the acquisition of four commercial franchises. Earlier in her career, Dr. Jene held positions of increasing responsibilities in business development at Cell Genesys, 3M Company and Baxter International.

Dr. Jene holds a Ph.D. and MS in chemistry from Northwestern University, an MBA from DePaul University and a BS in chemistry from Bradley University.

About PDL BioPharma
PDL seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries. In 2012, PDL began providing alternative sources of capital through royalty monetizations and debt facilities, and in 2016 began acquiring commercial-stage products and launching specialized companies dedicated to the commercialization of these products. To date, PDL has consummated 17 of such transactions, of which nine are active and outstanding. PDL has one debt transaction outstanding, representing deployed and committed capital of $20.0 million: CareView Communications, Inc.; PDL has one hybrid royalty/debt transaction outstanding, representing deployed and committed capital of $44.0 million: Wellstat Diagnostics, LLC; and PDL has five royalty transactions outstanding, representing deployed and committed capital of $396.1 million and $397.1 million, respectively: KYBELLA®, AcelRx Pharmaceuticals, Inc. The Regents of the University of Michigan, Viscogliosi Brothers, LLC and Depomed, Inc. PDL's equity and loan investments in Noden Pharma DAC, Inc. and Noden Pharma USA, Inc. (together with their subsidiaries, "Noden") represent deployed and committed capital of $179.0 million and $202.0 million, respectively, and PDL's converted equity and loan investment in LENSAR, Inc. represents deployed capital of $40.0 million.

PDL operates in three segments designated as Income Generating Assets, Pharmaceutical and Medical Devices.

NOTE: PDL, PDL BioPharma, the PDL logo and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary, to PDL BioPharma, Inc., which reserves all rights therein.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's assets and business are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2018. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Contacts:
PDL BioPharma, Inc.
Peter Garcia, CFO
775-832-8500
Peter.garcia@pdl.com

LHA Investor Relations
Jody Cain, SVP
310-691-7100
jcain@lhai.com